Exhibit (h)(2)

Confidential

Subscription Agreement

for

Shares of Common Stock, par value $0.01 per Share

of

Full Circle Capital Corporation

INSTRUCTION PAGE

Prospective investors must complete this Subscription Agreement (the “Subscription Agreement”) in the manner described below. For purposes of this Subscription Agreement, the “investor” or “undersigned” is the person or entity for whose account the shares of common stock, par value $0.01 per share (the “Common Stock”) of Full Circle Capital Corporation, a Maryland corporation (the “Company”) are being purchased and that can satisfy the representations and warranties set forth in the Subscription Agreement. Another person or entity with investment authority may execute the Subscription Agreement on behalf of the undersigned, but should indicate the capacity in which it is doing so and the name of the undersigned.

Inquiries regarding subscription procedures should be directed to Gregg Felton at (203) 900-2100.

Subscription Agreement and Questionnaires:

(a)          Each investor should complete and execute one copy of the Subscription Agreement. Please retain a copy for your records.

(b)          Each investor should complete and execute one copy of the Rule 506 Certification (attached hereto as Annex B). Please retain a copy of the questionnaire and the certification for your records.

(c)          The completed and executed copy of the Subscription Agreement (including Annex A), should be delivered to the Company at the following address:

Full Circle Capital Corporation

102 Greenwich Avenue

Greenwich, CT 06830

Attention: Gregg J. Felton, Chief Executive Office

Telephone: 203-900-2100

With a PDF copy to

Gregg J. Felton

Email: gfelton@fccapital; or

Facsimile: 203-900-2102

(f)          The Company has the right to refuse any offer to subscribe for any reason. If an investor’s subscription is accepted (in whole or in part), a fully executed copy of the Subscription Agreement will be returned to the investor.

SUBSCRIPTION AGREEMENT

Full Circle Capital Corporation

800 Westchester Ave., Suite S-620

Rye Brook, NY 10573

Ladies and Gentlemen:

The undersigned understands that Full Circle Capital Corporation, a Maryland corporation (the “Company”), is offering (the “Offering”) for sale its common stock, par value $0.01 per share (the “Common Stock”), in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Regulation D thereunder pursuant to a disclosure package consisting of (a) this subscription agreement (the “Subscription Agreement”), (b) the Company’s Annual Report on Form 10-K for the year ended June 30, 2014, (c) the Company’s Quarterly Reports on Form 10-Q for the periods ended September 30, 2014 and December 31, 2014, respectively, and (d) each of the Company’s Current Reports on Form 8-K filed subsequent thereto (collectively, the “Disclosure Package”). The shares of Common Stock are being offered for sale at a purchase price of $3.50 per share.

For purposes of this Subscription Agreement, references to the “undersigned” refer to the undersigned subscriber, unless the context requires otherwise.

1. Subscription.    Subject to the terms and conditions hereof, the undersigned hereby irrevocably subscribes for the number of shares of Common Stock (the “Shares”) equal to the sum of (a) [                      ], less (b) the number of shares of Common Stock the undersigned purchases from the Company pursuant to the rights offering conducted in accordance with the registration statement on Form N-2 (File No. 333-201593) filed by the Company under the Securities Act (the “Rights Offering”), at a price of $3.50 per Share.

2. Acceptance of Subscription.    Subject to the terms and conditions hereof, the Company hereby accepts the undersigned’s subscription for the Shares.

3. Payment of Purchase Price.    The undersigned, on the undersigned’s own behalf and on behalf of each account on whose behalf the undersigned is purchasing the Shares agrees to deliver to the Company the aggregate purchase price for the Shares it has subscribed for on or before the business day immediately preceding the closing date of the Offering, which shall be the date that shares of the Company’s Common Stock are first distributed to purchasers under the Rights Offering, or such other date as may be mutually agreed upon by the Company and the undersigned (the “Closing Date”). The entire purchase price for the Shares shall be paid by the undersigned through a United States branch of a United States banking institution that is reasonably acceptable to the Company.

4. Representations and Warranties of the Undersigned.    The undersigned hereby represents and warrants to the Company:

(a) If the undersigned is acting on behalf of another person, the undersigned has all right and authority, in the undersigned’s capacity as an officer, general partner, member, trustee, executor or other representative of such person to make such decision to invest in the Shares and to execute and deliver this Subscription Agreement on behalf of such person, and this Subscription Agreement has been duly authorized, executed and delivered on behalf of the undersigned and constitutes a valid and binding agreement of the undersigned, enforceable against it in accordance with its terms.

(b) If the undersigned is purchasing in a fiduciary capacity, the undersigned has due authority to execute the attached signature page and thereby legally to bind the trust or other entity of which the undersigned is trustee, legal representative or authorized agent.

(c) This Subscription Agreement has been duly authorized, executed and delivered by the undersigned and, upon due authorization, execution and delivery by the Company, will constitute the valid and legally binding agreement of the undersigned enforceable in accordance with its terms against the undersigned, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and remedies, as from time to time in effect; (ii) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (iii) considerations of public policy or the effect of applicable law relating to fiduciary duties.

(d) The Shares to be acquired hereunder are being acquired by the undersigned for the undersigned’s own account for investment purposes only and not with a view to resale or distribution and it will not permit any other person to acquire a beneficial interest in the Shares (including, without limitation, by pledge, option, swap or other nominee or similar relationship) without the consent of the Company.

(e) The undersigned understands that both the offering and sale of the Shares are intended to be exempt from registration under the Securities Act, applicable U.S. state securities laws and the laws of any non-U.S. jurisdictions by virtue of the private placement exemption from registration provided in Section 4(a)(2) of the Securities Act, exemptions under applicable U.S. state securities laws and exemptions under the laws of any non-U.S. jurisdictions, and that any Shares acquired by the undersigned will therefore contain a restricted legend in the form set forth in Annex A hereto, and pursuant thereto may not be sold, offered for sale, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of except pursuant to an effective registration with respect to such Shares under the Securities Act, or pursuant to an opinion of counsel that such registration is not required.

(f) The undersigned acknowledges that the undersigned is aware and understands that the undersigned may have to hold the Shares herein subscribed for and bear the economic risk of this investment indefinitely, and it may not be possible for the undersigned to liquidate its investment in the Company.

(g) The undersigned has been advised that, with the exception of this Subscription Agreement, the remaining components of the Disclosure Package are publicly available. The undersigned has been furnished and/or separately obtained and has carefully read and understands this Subscription Agreement, together with the other materials that comprise the Disclosure Package, in each case as amended, restated and/or supplemented through the closing date of the undersigned’s subscription for Shares. To the full satisfaction of the undersigned, the undersigned has been furnished any materials the undersigned has requested relating to the Company, the offering of Shares or any statement made in the Disclosure Package, and the undersigned has been afforded the opportunity to ask questions of representatives of the Company concerning the terms and conditions of the offering and to obtain any additional information necessary to verify the accuracy of any representations or information set forth in such documents. The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, is able to bear the risks of an investment in the Company and understands the risks, including the economic risk of a complete loss of its investment in the Company.

(h) Other than as set forth in the Disclosure Package, the undersigned is not relying upon any other information (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine, website or similar media or broadcast over television or radio, and any seminars or meetings whose attendees have been invited by any general solicitation or advertising), representation or warranty by the Company or any affiliate thereof or any agent of them, written or otherwise, in determining to invest in the Company and the undersigned understands that the Disclosure Package not intended to convey tax or legal advice. The undersigned has consulted to the extent deemed appropriate by the undersigned with the undersigned’s own advisers as to the financial, tax, legal, accounting, regulatory and related matters concerning an investment in the Company and on that basis understands the financial, tax, legal, accounting, regulatory and related consequences of an investment in the Company, and believes that an investment in the Company is suitable and appropriate for the undersigned.

(i) If the undersigned is not a natural person, (i) the undersigned is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) the undersigned has the power and authority to enter into this Subscription Agreement and each other document required to be executed and delivered by or on behalf of the undersigned in connection with this subscription for Shares, and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby, (iii) the person signing this Subscription Agreement on behalf of the undersigned has been duly authorized to execute and deliver this Subscription Agreement and each other document required to be executed and delivered by the undersigned in connection with this subscription for Shares, and (iv) the equity owners of the undersigned share in the profits and losses of all investments of the undersigned in the same way as the basis of their proportional ownership, and do not have non-pro rata interests in specified investments of the undersigned. The execution and delivery by or on behalf of the undersigned of, and compliance by the undersigned with, this Subscription Agreement and each other document required to be executed and delivered by the undersigned in connection with this subscription for Shares does not violate, represent a breach of, or constitute a default under, any instruments governing the undersigned, any law, regulation or order, or any agreement to which the undersigned is a party or by which the undersigned is bound.

(j) If the undersigned is not a natural person, (i) the undersigned was not formed or recapitalized for the specific purpose of acquiring any Shares in the Company, (ii) based on the most recent valuations available, the undersigned’s investment in the Company constitutes less than 40% of its net assets (including for these purposes commitments that have been made to the undersigned from its underlying beneficial owners), and (iii) the undersigned agrees to notify the Company promptly if its investment in the Company exceeds 40% of its net assets (including for these purposes commitments that have been made to the undersigned from its underlying beneficial owners).

(k) If the undersigned is a natural person, the undersigned has all requisite legal capacity to acquire and hold the Shares and to execute, deliver and comply with the terms of each of the documents required to be executed and delivered by the undersigned in connection with this subscription for Shares. The execution and delivery by the undersigned of, and compliance by the undersigned with, this Subscription Agreement and each other document required to be executed and delivered by the undersigned in connection with this subscription for Shares does not violate, represent a breach of, or constitute a default under, any law, regulation or order, or any agreement to which the undersigned is a party or by which the undersigned is bound.

(l) If the undersigned is a private investment fund relying on Section 3(c)(1) or 3(c)(7) for an exclusion from the definition of investment company under the 1940 Act, the acquisition of securities in this offering by the undersigned shall not cause the undersigned to own after such acquisition, together with any entities it controls (i.e., an entity of which it owns more than 25% of such other company's voting securities), more than three percent (3%) of the outstanding voting securities of the Company, assuming that a total of 11,949,034 voting securities of the Company, all of which consists of shares of the Company’s Common Stock, will be outstanding on the date of such acquisition after giving effect to such acquisition.

(m) The undersigned hereby acknowledges that the Company seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of such efforts, the undersigned hereby represents, warrants and agrees that to the best of the undersigned’s knowledge, based upon reasonable diligence and investigation, no consideration that the undersigned has contributed or will contribute to the Company has been or shall be derived from, or related to, any activity that is in contravention of any federal, state or international laws and regulations, including anti-money laundering laws and regulations. The undersigned hereby represents that neither it nor any of its owners or affiliates is a person or entity named on a list maintained by the Office of Foreign Asset Control (“OFAC”) of the U.S. Department of the Treasury, nor is the undersigned or any of its owners or affiliates a person or entity with whom dealings are prohibited under any OFAC regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities, including without limitation the Specially Designated Nationals and Blocked Nations List, can be found on the OFAC website at <http://www.treas.gov/ofac>. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

(n) To the best of the undersigned’s knowledge, and except as described in a letter to the Company delivered in conjunction with this Subscription Agreement, none of (a) the undersigned, (b) any person controlling or controlled by the undersigned, (c) if the undersigned is a privately-held entity, any person having a beneficial interest in the undersigned or (d) any person for whom the undersigned is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a subscriber if such subscriber cannot make the representation set forth in the preceding sentence. The undersigned agrees to promptly notify the Company should the undersigned become aware of any change in the information set forth in these representations. The undersigned understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the undersigned, including without limitation by prohibiting additional subscriptions from the undersigned, declining any redemption requests and segregating assets in the account in compliance with governmental regulations, and the Company may also be required to report such action and to disclose the undersigned’s identity to OFAC.

(o) The undersigned understands and agrees that if at any time it is discovered that any of the foregoing representations set forth in Sections 4(m) and (n) above are incorrect, or if otherwise required by applicable law or regulation related to money laundering and similar activities, the Company may, in its sole discretion, undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to freezing, segregating or requiring the undersigned to sell such undersigned’s Shares. The undersigned agrees to provide to the Company any additional information regarding the undersigned that the Company deems necessary or appropriate to ensure compliance with all laws and regulations concerning money laundering and similar activities that may apply now or in the future.

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(p) To the best of the undersigned’s knowledge, none of (a) the undersigned, (b) any person controlling or controlled by the undersigned, (c) if the undersigned is a privately-held entity, any person having a beneficial interest in the undersigned or (d) any person for whom the undersigned is acting as agent or nominee in connection with this investment is a senior foreign political figure2, or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below.

(q) If the undersigned is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the undersigned receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the undersigned represents and warrants to the Company that (a) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, (b) the Foreign Bank maintains operating records related to its banking activities, (c) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities and (d) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

(r) The undersigned acknowledges that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), the Company is required to obtain, verify and record information that identifies the undersigned, which information includes the name and address of the undersigned and other information that will allow the Company to identify the undersigned in accordance with the Patriot Act. Accordingly, the Company may request information from the undersigned that will help the Company to identify the undersigned (and in the case of subscribers that are entities, the undersigned’s beneficial owners), including without limitation the Company’s physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or any other information that the Company deems necessary. The undersigned agrees to provide to the Company any additional information regarding the undersigned that the Company deems necessary or appropriate to ensure compliance with the Patriot Act, or any successor law, whether now or in the future.

2 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(s) Except as set forth in this Subscription Agreement, no representations or warranties have been made to the undersigned by the Company, or any director, officer, employee, agent or affiliate of any of them.

(t) The undersigned is not an affiliate of the Company.

(u) The undersigned, if a natural person, has accurately set forth his, her or its state or country of residence on the signature pages hereto where indicated. The undersigned, if a corporation, partnership, trust or other entity, has accurately set forth such undersigned’s jurisdiction of organization on the signature pages hereto where indicated.

5. Accredited Investor Status. The undersigned represents and warrants that the undersigned is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and has checked the box or boxes below which are next to the category or categories under which the undersigned qualifies as an accredited investor:

FOR INDIVIDUALS:

☐	(A)	A director or executive officer of the Company.

☐	(B)	A natural person with individual net worth (or joint net worth with spouse) in excess of $1 million. For purposes of this item, “net worth” means the excess of total assets at fair market value, including automobiles and other personal property but excluding the value of the primary residence of such natural person (and including property owned by a spouse), over total liabilities. For this purpose, the amount of any mortgage or other indebtedness secured by an investor’s primary residence should not be included as a “liability”, except (i) to the extent the fair market value of the residence is less than the amount of such mortgage or other indebtedness and (ii) with respect to the amount of any such indebtedness incurred within 60 days preceding the date the undersigned executes this Subscription Agreement (other than as a result of the acquisition of your primary residence).

☐	(C)	A natural person with individual income (without including any income of the undersigned’s spouse) in excess of $200,000, or joint income with spouse in excess of $300,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year.

☐	(D)	None of the above applies (further information may be required to determine the eligibility to invest in the Company).

FOR ENTITIES:

☐	(A)	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.

☐	(B)	A broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “1934 Act”).

☐	(C)	An insurance company as defined in Section 2(a)(13) of the Securities Act.

☐	(D)	An investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

☐	(E)	A business development company as defined in Section 2(a)(48) of the 1940 Act.

☐	(F)	A small business investment company licensed by the Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

☐	(G)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

☐	(H)	An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) if the decision to invest in the Shares is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

☐	(I)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

☐	(J)	An organization described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), Massachusetts or similar business trust, or partnership, in each case not formed for the specific purpose of acquiring Shares, with total assets in excess of $5 million.

☐	(K)	A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring Shares, whose purchase is directed by a person with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company.

☐	(L)	An entity, including a grantor trust, in which all of the equity owners are accredited investors (for this purpose, a beneficiary of a trust is not an equity owner, but the grantor of a grantor trust may be an equity owner).

☐	(M)	None of the above applies (further information may be required to determine the eligibility to invest in the Company).

6. Registration Rights. The Company shall use its commercially reasonable efforts to file, within 60 days of the Closing Date, a registration statement under the Securities Act with respect to the resale by the undersigned of any Shares acquired pursuant to this Subscription Agreement (the “Resale Registration Statement”), and to seek effectiveness of such Registration Statement in a timely manner thereafter; provided, that undersigned shall cooperate, in good faith, with any requests by the Company for information required to be included in the Resale Registration Statement with respect to the undersigned or the Shares acquired thereby (the “Required Information”), and further represents, warrants and covenants to the Company that any such Required Information provided by the undersigned shall be complete and accurate in all respects.

7. Indemnification.    The undersigned understands the meaning and legal consequences of the representations, warranties and covenants set forth in Sections 4, 5 and 6 of this Subscription Agreement and that the Company has relied and will rely upon such representation, warranties and covenants. The undersigned hereby agrees to indemnify, defend and hold harmless the Company and its respective officers, directors, controlling persons and agents from and against any and all loss, claim, damage, liability or expense, and any action in respect thereof, joint or several, to which any such person may become subject or threatened, due to or arising out of (a) any breach of any such representation, warranty, covenant or agreement of the undersigned contained in this Subscription Agreement, or (b) any action, suit or proceeding based on any of the foregoing, together with all reasonable costs and expenses (including attorneys’ fees) incurred by any such person in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters so indemnified against. Notwithstanding the foregoing, however, no representation, warranty, acknowledgment or agreement made herein by the undersigned shall in any manner be deemed to constitute a waiver of any rights granted to him, her or it under applicable federal or state securities laws.

8. Investor Awareness. The undersigned acknowledges, represents, agrees and is aware that (a) no federal or state agency has passed upon the Shares to be sold pursuant to the Offering or made any findings or determination as to the fairness of this investment and (b) the representations, warranties, agreements and acknowledgments the undersigned makes herein are made with the intent that they be relied upon by the Company. In addition, the undersigned undertakes to notify the Company promptly of any change in any representation, warranty or other information set forth in or delivered pursuant to this Subscription Agreement.

9. Survival.    All representations, warranties and covenants contained in this Subscription Agreement and the indemnification contained in Section 7 shall survive (a) the acceptance of the subscription and the issuance of the Shares, (b) changes in the transactions, documents and instruments described in the Disclosure Package and (c) in the case of a natural person, the death or disability of the undersigned.

10. Transferability; Irrevocability.    The undersigned agrees not to transfer or assign this Subscription Agreement, or any of the undersigned’s interest herein, to any other person without the prior written consent of the Company. The undersigned further agrees that the undersigned may not cancel, revoke or terminate this Subscription Agreement.

11. Counterparts; Facsimile Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. Any party may deliver an executed copy of this Agreement and of any documents contemplated hereby by facsimile or other electronic transmission to the other party and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.

12. Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law principles or rules thereof, to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

13. Modification. Neither this Subscription Agreement nor any provision hereof will be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

14. Entire Agreement. This Subscription Agreement contains the entire agreement of the parties, and there are no representations, covenants or other agreements except as stated or referred to herein and therein. The terms of this Subscription Agreement supersede all previous discussions and agreements, if any, of the parties hereto with respect to the subject matter set forth in the Disclosure Package (including, but not limited to, all matters set forth in term sheets or business plans related to the Company), and no party shall be liable for or bound in any other manner by any representations, warranties, covenants or agreements except as specifically set forth in this Subscription Agreement.

15. Beneficial Ownership. If the undersigned is acting as trustee, agent, representative or nominee for a subscriber (“Beneficial Owner”), the undersigned understands and acknowledges that the representations, warranties and agreements made herein are made by the undersigned (a) with respect to the undersigned and (b) with respect to the Beneficial Owner of the subscriber subscribed for hereby. The undersigned further represents and warrants that the undersigned has all requisite power and authority from said Beneficial Owner to execute and perform the obligations under this Subscription Agreement. The undersigned also agrees to indemnify the Company and each of its directors, officers, employees, agents or affiliates for any and all costs, fees and expenses (including legal fees and disbursements) in connection with any damages resulting from the undersigned’s or the Beneficial Owner’s misrepresentation or misstatement contained herein, or the assertion of the lack of proper authorization from the Beneficial Owner of the undersigned subscribed for hereby to enter into this Subscription Agreement or perform the obligations hereof.

16. Miscellaneous. The undersigned agrees to promptly provide such information and to execute and deliver such documents as may be required to comply with any and all laws and regulations to which the Company is subject. Whenever the context so requires, the singular number shall include the plural, the plural shall include the singular, and the gender of any pronoun shall include the other genders. Titles and captions of or in this Agreement are inserted only as a matter of convenience and for reference and in no way affect the scope or intent of this Agreement. Also, (i) “person” means an individual, partnership, joint venture, unincorporated organization or association, corporation, limited liability company, trust, estate or any other legal entity and (ii) “including” means “including without limitation.”

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of March [   ], 2015.

Signature for Individual Investor:

(Print Full Legal Name)

(Signature)

(Tax Identification No.)

Signature for Corporate, Company
or other Entity investor:

(Print Full Legal Name of Entity)

By:
(Signature)

(Print Name)

(Title)

(Entity Address)

(City, State, Zip)

(Entity Jurisdiction of Origin)

(Tax Identification No.)

Accepted as of March [  ], 2015

Full Circle Capital Corporation

By:

Name: Gregg Felton Title: Chief Executive Officer

ANNEX A

RESTRICTED LEGEND

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

ANNEX B

CERTIFICATION

This certification (this “Certification”) is being provided to you, Full Circle Capital Corporation (the “Issuer”) by the undersigned in connection with the Issuer’s eligibility to rely on Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

As of the date hereof:

1.	The undersigned certifies that to his, her or its knowledge, based on the exercise of reasonable care as contemplated by Rule 506(d)(2)(iv) and Rule 506(e), it is not subject to any of the disqualifications set forth in (d)(1)(i) through (d)(1)(viii) of Rule 506 of Regulation D with respect to the undersigned and, pursuant to Rule 506 of Regulation D, the undersigned certifies that the Representations 1 through 8 set forth in Appendix A are true and correct in all respects; and

2.	The undersigned agrees that, until the earlier of (A) such time as the undersigned no longer remains a shareholder of the Issuer and (B) such time as the Issuer is no longer offering securities pursuant to Regulation D, it will promptly notify the Issuer if it becomes aware that its certification provided herein has become inaccurate in any respect

Signature for Individual Investor:

(Print Full Legal Name)

(Signature)

Signature for Corporate, Company
or other Entity investor:

(Print Full Legal Name of Entity)

By:
(Signature)

(Print Name)

(Title)

Appendix A

Representations Made by Investor Pursuant to Rule 506 Certification

1.	I have not been convicted, within the last ten (10) years of any felony or misdemeanor:

•	in connection with the purchase or sale of any security;
•	involving the making of any false filing with the Securities and Exchange Commission (“SEC”); or
•	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities.

2.	I am not subject to any order, judgment or decree of any court of competent jurisdiction, entered within the last five (5) years that, as of the date of this Subscription Agreement, restrains or enjoins me from engaging or continuing to engage in any conduct or practice:

•	in connection with the purchase or sale of any security;
•	involving the making of any false filing with the SEC; or
•	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

3.	I am not subject to a final order[2] of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the Commodity Futures Trading Commission; or the National Credit Union Administration that:

•	bars me from:
o	association with an entity regulated by such commission, authority, agency or officer;
o	engaging in the business of securities, insurance or banking; or
o	engaging in savings association or credit union activities; or
•	constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the last ten (10) years.

2 A “final order” is a written directive or declaratory statement issued by a federal or state agency described in Rule 506(d)(1)(iii) under the 1933 Act under applicable statutory authority that provides for notice and an opportunity for a hearing, which constitutes a final disposition or action by that federal or state agency.

4.	I am not subject to an order of the SEC entered pursuant to Section 15(b) or 15B(c) of the 1934 Act or Section 203I or 203(f) of the Advisers Act that:

•	suspends or revokes my registration as a broker, dealer, municipal securities dealer or investment adviser;
•	places limitations on the activities, functions or operations of, or imposes civil money penalties on, me; or
•	bars me from being associated with any entity or from participating in the offering of any penny stock

5.	I am not subject to any order of the SEC, entered within the last five (5) years that, as of the date of this Subscription Agreement, orders me to cease and desist from committing or causing a future violation of:

•	any scienter-based anti-fraud provision of the federal securities laws, including, without limitation, Section 17(a)(1) of the 1933 Act, Section 10(b) of the 1934 Act and Rule 10b-5 thereunder, and Section 206(1) of the Advisers Act or any other rule or regulation thereunder; or
•	Section 5 of the 1933 Act

6.	I have not been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

7.	I have not filed (as a registrant or issuer), and I was not named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that, within the last five (5) years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, as of the date of this Subscription Agreement, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

8.	I am not subject to a United States Postal Service false representation order entered within the last five (5) years, and I am not, as of the date of this Subscription Agreement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.